As filed with the Securities and Exchange Commission on August 13, 1998 Registration No. 333-__________

================================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-3
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                            RIBI IMMUNOCHEM RESEARCH, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                               81-0394349
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          identification Number)

                                553 OLD CORVALLIS ROAD
                                  HAMILTON, MT 59840
                                    (406) 363-6214
             (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

RONALD H. KULLICK, SECRETARY            Copy To:  WILLIAM D. SHERMAN, ESQ.
RIBI IMMUNOCHEM RESEARCH, INC.                    MORRISON & FORESTER
553 OLD CORVALLIS ROAD                            755 PAGE MILL ROAD
HAMILTON, MT 59840                                PALO ALTO, CA 94304
(406) 363-6214                                    (415) 813-5600
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: At such time or times as Selling Security Holder desires to sell after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a posteffective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


================================================================================

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each                  Proposed   Proposed
class of         Amount        maximum    maximum            Amount of
securities to    to be         offering   aggregate          registration
be registered    registered    price(2)   offering price(2)  fee
--------------------------------------------------------------------------------
Common Stock     2,728,477(1)  $4.00      $10,913,908        $3,219.60
Par value $.001
--------------------------------------------------------------------------------

(1) Issuable upon conversion of 8,240 shares of Series A Convertible Preferred Stock (the "Preferred Stock"). For the purpose of estimating the number of shares of Common Stock to be included in the Registration Statement of which this Prospectus is a part, the Company calculated 200% of the number of shares of Common Stock issuable in connection with the conversion of the Preferred Stock using a conversion price at the time of such conversion of $6.04, which price was the conversion price for the Preferred Stock in effect on the date of filing the registration statement. In addition to the estimated number of shares set forth in the table, the amount to be registered includes a presently indeterminate number of shares issuable upon conversion of or otherwise in respect of the Preferred Stock as such number may be adjusted as a result of stock splits, stock dividend and antidilution provisions (including floating rate conversion prices) in accordance with Rule 416.

(2) Average of high and low prices as reported on August 12, 1998 for Registrant's Common Stock as traded on The Nasdaq National Market tier of The Nasdaq Stock Market used solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8 (A) MAY DETERMINE.

                                Subject to Completion

                     PRELIMINARY PROSPECTUS DATED AUGUST 13, 1998

                            Ribi ImmunoChem Research, Inc.

                                 2,728,477 Shares of
                            Common Stock, $.001 par value

     THIS PROSPECTUS covers the offer and sale from time to time by the holder thereof (the "Selling Security Holder") of 2,728,477 shares of Common Stock par value $.001 (the "Common Stock") of Ribi ImmunoChem Research, Inc. (the "Company"), a portion or all of which may be issued to the Selling Security Holder upon conversion of Series A Convertible Preferred Stock ("Preferred Stock") of the Company issued to the Selling Security Holder pursuant to the Securities Purchase Agreement dated July 17, 1998 (the "Agreement"). The actual number of shares of Common Stock to be issued upon conversion of the Preferred Stock will depend upon the total number of shares of Preferred Stock converted and the conversion price.

     The Selling Security Holder or its respective pledgees, donees, transferees or their successors in interest may from time to time sell the shares of Common Stock covered by this Prospectus ("The Shares") in one or more transactions which may involve block transactions on The Nasdaq Stock Market, in other market transactions or in negotiated transactions at prices and on terms related to the then-current market price or otherwise. See "Plan of Distribution."

     The Company will receive no proceeds from the sale by the Selling Security Holder. The Company realized gross proceeds from the sale of Preferred Stock of $8,240,000, less estimated expenses associated therewith of approximately $537,500.

     The Common Stock of the Company is traded on The Nasdaq Stock Market under the symbol "RIBI." On August 12,1998 the closing price of the Common Stock as reported by the National Association of Securities Dealers, Inc. was $4.25 per share.

     In selling the Shares offered hereby, the Selling Security Holder may be deemed to be an "underwriter" under the Securities Act of 1933, as amended, and the excess of the price received over the amount paid for such shares may be deemed underwriting compensation under the Securities Act. Sales may be made by such persons to or through brokers or dealers who may similarly be deemed to be underwriters. Any commission or profit realized on resales by brokers or dealers may also be deemed to be underwriting compensation under the Securities Act. See "Plan of Distribution."

  THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE
                      RISK FACTORS" COMMENCING ON PAGE 2.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
             THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
                  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holder. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.



                   The date of this Prospectus is August 13, 1998.

     This Prospectus and the documents incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, which statements involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" below.

                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be inspected at National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                                THE COMPANY'S BUSINESS

     The Company is developing products that stimulate the immune system to generate a cascade of natural agents and signals to treat and prevent human disease. These immunostimulants can be combined with disease-specific antigens to direct the immune system to respond to a particular cancer or infectious disease or can be used to produce a generalized immune response to prevent conditions such as postischemic reperfusion injury. The Company is engaged in the research, development, production and marketing of these products, some of which are under investigation by other companies for use as adjuvants. In addition, the

Company engages in related activities such as the custom formulation and sale of research products.

     The Company's facilities are located near Hamilton, Montana, on a 35 acre complex owned by the Company. The Company's buildings contain approximately 60,000 square feet of laboratory, commercial scale manufacturing, marketing and administrative facilities. The manufacturing facility has been built to FDA standards for Good Manufacturing Practices. One hundred four full-time and four part-time employees are employed by the Company. The Company also uses outside consultants and collaborators to support and complement the activities of its scientific staff on a specific project basis.

                                     RISK FACTORS

     The securities being offered hereby involve a high degree of risk. Prospective investors should review the entire Prospectus and the materials incorporated by reference herein and carefully consider, among other factors, the following matters:

Limited Commercial Products

     The Company's principal activities since its formation in 1981 have been the research, development production and marketing of biopharmaceutical products designed to stimulate an immune response in humans and animals in order to prevent or treat malignant, infectious and other diseases. While there is evidence that the biological response modifiers produced by the Company and others may provide treatment for certain cancers, infectious and other diseases, the workings of the immune system, particularly in conjunction with biological response modifiers, are not yet fully understood. As a result the Company's research and development activities, as well as those of its competitors, are based on theories and concepts which may not have been completely proven or defined. The Company has and continues to test on humans its products designed for use by humans. To date there have been no significant untoward effects associated with the administration of its products, and present data indicate that certain products for certain applications have activity.

     Based upon a completed, controlled Phase III human clinical trial, the Company has filed applications to commercially market its MELACINE melanoma theraccine in Canada and Europe and is preparing an application which it expects to file in the United States toward the middle of next year. The Company is also developing and collaborating with entities toward the development of products for other applications. However, additional testing in human subjects is required to demonstrate efficacy and confirm product safety. The Company markets a line of laboratory research reagents.

The Company's Technology

     The technology of the Company is based on the potent capacities or certain microbial products to modulate the cytokine (regulatory substances produced by cells) cascade in man and other animals. Slight modifications of these products and/or their physical and biological delivery to the immune system profoundly influence the qualitative and quantitative natures of the subsequent cytokine modulation and the physiological responses. The Company believes that appropriate delivery of products of this core technology can be used to suppress an unwanted immunological or inflammatory response and/or to enhance a protective response.

     Other than certain laboratory research products which presently generate limited sales revenue, there is no assurance that the products under development, including MPL immunostimulant, MELACINE melanoma theraccine, any adjuvants for human use, any vaccines or any other immunological agents which may be developed by the Company for use in the treatment or prevention of infectious, malignant or other diseases will yield successful results. If results are successful, there is no assurance that the Company will receive the necessary governmental approvals for its products, that satisfactory joint venture or licensing arrangements will be available to the Company or that any of the Company's products will be accepted by the medical or veterinary communities.

Accumulated Deficit; Increasing Net Losses; Sales;
Need for Additional Cash

     The Company' s net losses have been increasing over the past several years, and the Company expects to incur substantial operating losses for at least the next year and probably longer as its clinical evaluation activities continue and possibly expand. During the years ended December 31, 1993, 1994, 1995, 1996 and 1997 the Company incurred net losses of $3,684,000, $3,790,000, $5,317,000,
$5,589,000 and $6,417,000, respectively. As of June 30, 1998 the Company had an accumulated deficit of approximately $45,771,000. To date the Company has generated only limited sales revenue. Sales and operating revenues of the Company for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 were $3,162,000, $4,554,000, $4,023,000, $4,623,000 and $6,530,000, respectively.
There can be no assurance that the Company's products will prove successful or generate significant sales or earnings in the future.

     The Company is not able to estimate with certainty the amount of cash and working capital which may be needed for operations. Such requirements typically vary depending upon the results of basic research and clinical trials, the time and expense required for governmental approval of products, and competitive and technical developments, most of which are beyond management's control. The Company believes that its available cash, cash equivalents and short-term and long-term investments and funds from license agreements and product sales should be sufficient to meet its cash requirements through 2000. Continued operations of the Company beyond such period will be dependent upon the Company's ability to generate substantial operating revenue or procure additional financing. There can be no assurance that the Company's products will prove successful or generate significant sales or earnings in the future or that, if needed, the Company will be able to obtain future funding on reasonable terms, if at all, or at the appropriate time for its planned activities.

Patents and Proprietary Protection

     The Company has obtained and applied for patents in the United States and several foreign countries. The Company has 22 issued United States patents. The expiration dates for issued United States patents held by the Company range from 2001 to 2016. There is no assurance that patents applied for by the Company will be obtained, and there can be no assurance that the claims embodied in existing patents to which the Company has rights will not be challenged. The issuance of a patent to the Company or to a licensor of the Company is not conclusive as to validity or as to the enforceable scope of claims therein. The validity and enforceability of a patent can be challenged by a request for re-examination or litigation after its issuance and, if the outcome of such litigation is adverse to the owner of the patent, other parties may be free to use the subject matter covered by the patent.

     There can be no assurance that additional patents will be obtained by the Company in the United States or in other jurisdictions, or that any patents will provide substantial protection, or be of commercial benefit to the Company. The cost of enforcing the Company's patent rights in lawsuits, which the Company may bring against infringers or which may be brought challenging the Company's patents, may be substantial and could interfere with the Company's operations. The patent laws of other countries may differ from those of the United States as to the patentability of the Company's products and processes. Moreover, the degree of protection afforded by foreign patents may be different from that in the United States. On an ongoing basis the Company reviews its patent portfolio and has abandoned and may in the future abandon patents or patent applications for reasons including limited protection, lack of commercial importance and limited enforceability, among other considerations. The Company also relies substantially upon unpatented proprietary knowledge. There can be assurance that others will not develop such knowledge independently or otherwise obtain access to the Company's technology. In addition, it may be found that the technologies used by the Company may infringe upon patents or proprietary technology of others.

Governmental Regulation

     Regulation by governmental authorities in the United States and other countries is a significant factor in the development, production and marketing of the Company's human biopharmaceutical and in its ongoing research and development activities. In order to produce and market human biopharmaceuticals, the Company must satisfy mandatory procedures and meet safety and efficacy standards established by the United States Food and Drug Administration ("FDA") and comparable agencies in foreign countries. The process of seeking and obtaining approval for the manufacturing and marketing of a new human biopharmaceutical product may require a number of years and substantial funding. There can be no assurance that any required approvals will be granted on a timely basis, if at all, or that such approvals, once granted, will not be withdrawn. Furthermore, there is no assurance that additional regulation will not be imposed on the Company's activities or products in the future.

Governmental Reforms

     In the past few years health care reform has received considerable attention. While it appears that federal governmental intervention is not imminent at this time, certain reform measures currently being considered by various state governments and certain related market restructuring could adversely affect the pricing of therapeutic or prophylactic products or the amount of reimbursement available. Such events could have an adverse impact on the profitability of companies developing, manufacturing or marketing pharmaceu-tical products. The Company cannot predict the extent of possible future governmental reforms or the effect such reforms or other measures may have on its business.

Competition

     The biotechnology and pharmaceutical industries are characterized by rapidly evolving technology and intense competition. The Company's products under development are expected to address a broad range of markets. The Company's competition will be determined in part by the potential indications for which the Company's products are developed and ultimately approved by regulatory authorities. The first pharmaceutical product to reach the market in a therapeutic or preventative area is often at a significant competitive advantage relative to later entrants to the market. Accordingly, the relative speed with which the Company or its corporate partners can develop products, complete the clinical trials and approval processes and supply commercial quantities of the products to the market are expected to be important competitive factors. The Company's competitive position also will depend on, among other things, its ability to attract and retain qualified scientific and other personnel, develop effective proprietary products, develop and implement production and marketing plans, obtain and maintain patent protection and secure adequate capital resources. The Company expects its products, if approved for sale, to compete primarily on the basis of product efficacy, safety, patient convenience, reliability, value and patent position. In addition to potential competition from other biopharmaceutical products, the products presently under development by the Company may compete with nonbiological drugs and other therapies. The Company's competitors include major pharmaceutical, chemical and specialized biotechnology companies, many of which have financial, technical and marketing resources significantly greater than those of the Company.

     The Company is aware that research is being conducted by others in areas in which the Company is seeking to establish commercial products. The Company's competitors might offer products which by reason of price or efficacy may be superior to any products that may be developed by the Company. There can be no assurance that the discoveries of and products introduced by others will not render the Company's products obsolete or that the Company will otherwise be able to compete effectively with such competitors.

Attraction and Retention of Key Employees

     The Company's business is highly technical, and there are a limited number of scientists with expertise in the area of the Company's operations. The success of the Company's business, therefore, is and will be dependent upon its ability to attract and retain qualified research personnel. There is substantial competition for such employees, and there can be no assurance with regard to the Company's ability to recruit and maintain talented scientists.

Volatility of Stock Price

     The market price of the Company's Common Stock, like that of the securities of many other biotechnology and pharmaceutical companies, has fluctuated over a wide range, and the market price of the shares of Common Stock offered hereby is likely to be highly volatile in the future. Factors such as fluctuation in the Company's operating results, announcements of technological innovations or new commercial products by the Company or its competitors, governmental regulation, developments or disputes concerning patent or other proprietary rights public concern as to the safety of devices or drugs developed by the Company or its competitors, and general market conditions may have a significant effect on the market price of the Common Stock.

Legal Proceedings

Potential Liability for Groundwater Contamination

     The Company, the National Institutes of Health ("NIH") and the Bitterroot Valley Sanitary Landfill ("Landfill") were notified by the Montana Department of Health and Environmental Sciences (now known as the Department of Environmental Quality ["DEQ"]) in March of 1991 that they had been identified as potentially responsible parties ("PRPs") and as such are jointly and severally liable for groundwater contamination located at and near the site of the Landfill in Ravalli County, Montana. The Company's involvement arises out of waste materials that it deposited at the Landfill from 1982 to 1985, which the Landfill had permits to receive. The NIH unilaterally and voluntarily initiated and completed work pursuant to an interim remediation plan approved by the DEQ to remove and decontaminate the believed source of contamination and treat the aquifers which tests have shown contain contaminants. Although decontamination of the soil at and around the Landfill has been completed, treatment of the groundwater in the proximity of the disposal site continues utilizing air sparging, and it is anticipated such treatment will continue through 1998 and possibly longer. Carbon filtering was discontinued in August 1997 based upon non-detectible amounts of volatile organic compounds in post-air sparging samples. The DEQ conducted a "Risk Assessment" and issued a "Draft Final Feasibility Study" in October 1994 that discussed possible final remediation alternatives. In August 1995, the DEQ announced that it had approved a second interim action in the vicinity of the Landfill being unilaterally and voluntarily conducted by the NIH and which involves installing individual replacement wells and new wells to provide both an alternate water supply for the area residents and to develop additional information on the site hydrogeology. Information collected from these wells through a multi-year monitoring program will be used by the DEQ to evaluate the effectiveness of the remediation efforts to date. The current plan calls for the wells to be installed in three phases: Phase I includes occupied properties with the highest remaining contamination levels; Phase II includes occupied properties with lesser degrees of contamination; and Phase III consists largely of vacant properties. Preliminary studies completed in 1994 estimated the cost of the wells to be approximately $1,400,000. Recent information indicates that a total of nineteen alternate water supply wells have been installed at a cost of approximately $1,000,000. The DEQ could require the PRPs to implement further remediation should these wells not provide sufficient quality or quantity of water. The NIH has indicated it is undertaking Phase II groundwater remediation to intercept and treat contaminated groundwater near the eastern Landfill boundary. The NIH has projected costs for this Phase II groundwater remediation to be in excess of $1,000,000 through 1999. The NIH, which has taken the lead and incurred substantially all of the remediation costs, has represented publicly that it would continue to work with the DEQ toward an acceptable final remediation plan. The DEQ initiated an action in 1997 against the Company, the Landfill and the owner of the Landfill seeking recovery of past alleged costs associated with its oversight activities in the amount of $238,000, as well as a declaratory judgment finding the parties liable for future remedial costs, plus civil penalties in the event the parties fail to comply. The Company believes that it has meritorious defenses to the claim, including the amount thereof, and that there are other responsible parties. The Company has filed a response to the action, including a motion to dismiss. There can be no assurance that the Company's defenses and motion will be successful. On April 21, 1998, the Company received notice that the U. S. Department of Justice ("USDJ") , acting on behalf of the Department of Health and Human Services, ("United States of America") which overseas the NIH, filed suit in United States District Court seeking contribution from the Company of an "equitable share" of past and future response costs incurred by the United States of America in connection with the remediation at and near the Landfill. The complaint alleges that as of September 30, 1997, the United States of America had incurred response costs in excess of $3,400,000 and that it expects to incur more than $1,000,000 in additional response costs. The Company filed a response to the action. Although the Company believes it has meritorious defenses to the claim, including the amount thereof, and that there are other responsible parties, there can be no assurance that the Company will be successful in its defenses to claims arising out of the Landfill, including the claims made by the United States of America. On or about June 6, 1998 the DEQ as a Plaintiff-Intervenor filed a complaint in the United States District Court against the Company, the Landfill and the owner of the Landfill seeking recovery of past alleged costs associated with its oversight activities in the amount of $258,500, of which it indicated not more than $154,000 had been reimbursed, plus interest and attorneys' fees and costs, as well as a declaratory judgment finding the parties liable for future response costs. The Company has filed a response to the action, including a counterclaim against the Plaintiffs. The Company believes that it has meritorious defenses to the claim, including the amount thereof, and that there are other responsible parties. There can be no assurance that the Company's defenses and counterclaim will be successful. On or about June 4, 1998 the Company received notice that the Plaintiff United States of America had entered into a settlement agreement with the Landfill and the Landfill owner pursuant to which the settling parties agreed to make payment in the amount of $440,000. In view of the settlement the Plaintiff United States of America filed with the Court a Joint motion for Stay of Proceedings between the United States of America, the Landfill and the Landfill owner. Depending upon the eventual outcome of the litigation and when in time the litigation is concluded, outcome may or may not have a material adverse effect on the Company's financial condition. The Company is unable to determine its overall potential liability with respect to the Landfill at this time. As of June 30, 1998, the Company has accrued a reserve of approximately $230,000, primarily to cover billed and potential legal, consulting, remediation and DEQ reimbursement costs associated with the Company as a PRP. Net costs charged against operations during the first six month periods 1998 and 1997 were $47,000 and $45,000, respectively.

Wrongful Discharge Action

     In June 1997, a complaint was filed in District Court in Ravalli County against the Company by a former employee who was discharged for cause in June 1996. The plaintiff alleges discharge in violation of the Montana Wrongful Discharge from Employment Act ("Act") and further, that discharge was for refusal to violate public policy. The Court granted dismissal with respect to that portion of the complaint which alleges termination for refusal to violate public policy. Plaintiff filed a motion for reconsideration asking the Court to reverse its decision with respect to the issue of termination for refusal to violate public policy and requested the Court for permission to amend the complaint to include additional allegations relative to the public policy issue. On April 6, 1998, the Court allowed plaintiff to amend the complaint as requested. The Company believes that it has a meritorious defense and plans to vigorously defend the suit. Because the action is in early stages, it is not possible to reliably assess the outcome. Depending upon the eventual outcome of this litigation and when in time the litigation is concluded, an adverse outcome may or may not have a material adverse effect of the Company's financial condition. The plaintiff has also filed a Petition for Judicial Review in District Court in Missoula County naming the Company and the State of Montana Department of Labor and Industry respondents and asking the Court to review and overturn the Department of Labor's decision finding plaintiff was terminated for misconduct as defined in MCA Section 39-51-2303 and, therefore, not allowing plaintiff to collect unemployment benefits. The Company has filed a response arguing the correctness of the Department of Labor's decision. It is not possible to determine the outcome of this action at this time. However, in the event plaintiff is successful, it would not have a material adverse effect on the financial condition of the Company.

Shares Eligible for Future Sale; Dilution

     As of the close of business on June 30, 1998 options to purchase 1,664,373 shares of Common Stock were outstanding pursuant to the Company's employee benefit plans and stock option agreements with management and directors at a weighted average exercise price of $5.07 per share. There is also outstanding a warrant to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $5.00 per share. These warrants expire if not exercised by January 1, 2000. In addition, there is outstanding an option to purchase up to $2,000,000 worth of shares of the Company's Common Stock at market prices as of the date of exercise of the option. The option expires if not exercised by January 1, 1999. The Company has, pursuant to agreement with the holder of such warrant and option, registered with the Commission the shares of Common Stock issuable upon exercise of the warrant and option. As a result, substantially all of the Company's outstanding Common Stock and Common Stock subject to issuance upon exercise of the outstanding warrant and option will be freely tradeable in the open market following this offering and registration, subject, in the case of shares held by affiliates of the Company, to the provisions of Rule 144 under the Securities Act of 1933 (the "Securities Act").

     The Company may issue additional stock, warrants and/or options to raise capital in the future. The Company may also issue additional stock or options under its employee and director benefit plans.

     During the term of the options and warrants described above, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Stock. The effect of the exercise of such options and warrants may have on the market value of the Company's Common Stock is not known. The existence of such options and warrants may adversely affect the terms on which the Company can obtain additional equity financing.

     As of August 13, 1998, 8,240 shares of the Preferred Stock were issued and outstanding. Each share of Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing the stated value ($1,000) of the share of Preferred Stock (as such value is increased by a premium based on the number of days the Preferred Stock is held) by the then current Conversion Price (which is determined by reference to the then current market price). If converted on August 13, 1998, the Preferred Stock would have been convertible into approximately 1,364,238 shares of Common Stock, but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the Common Stock. Purchasers of Common Stock could therefore experience substantial dilution of their investment upon conversion of the Preferred Stock. The shares of Preferred Stock are not registered and may be sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. The shares of Common Stock into which the Preferred Stock may be converted are being registered pursuant to this Registration Statement.

Risk of Product Liability

     The testing and marketing of health care products entails an inherent risk of product liability claims. The Company currently maintains product liability insurance coverage covering the clinical testing of its products, as well as the commercial sale of MELACINE melanoma theraccine if approved. To date there have been no product liability claims asserted against the Company. However, there can be no assurance that product liability claims will not be asserted against the Company or that the Company will be able to maintain existing coverage or obtain reasonable insurance coverage should it choose to do so in the future.

Cash Dividends

     The Company has never paid any cash dividends on its Common Stock and does not intend to pay any cash dividends on its Common Stock in the foreseeable future. There can be no assurance that the Company will ever declare or pay cash dividends on its Common Stock.

Certain Charter Provisions Affecting Potential Changes in Control

     The Company's Restated Certificate of Incorporation includes a provision (the "Fair Price Provision") which requires the approval of greater than a majority of the Board of Directors as a condition to certain business combina-tions (a "Business Combination") with, or proposed by, a holder of ten percent (10%) or more of the Company's voting stock, an affiliate of the Company who beneficially owned ten percent (10%) or more of the Company's voting stock within the two-year period prior to the Business Combination, or certain assignees or successors of such persons, except in cases where the Business Combination has been approved by a vote of seventy-five percent (75%) of the shares of the Company's voting stock, or by a majority of disinterested directors, or where certain other minimum price criteria and other procedural requirements are satisfied. The Fair Price Provision may discourage certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices and may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. In addition the Board of Directors has the authority to fix the rights and preferences of and issue shares of Preferred Stock, which may have the effect of delaying or preventing a change in control of the Company without action by the stockholders. See "Description of Capital Stock."

                                   USE OF PROCEEDS

     The Company will receive no proceeds from the sale by the Selling Security Holder of shares of Common Stock pursuant to this Prospectus.

                               SELLING SECURITY HOLDER

     The following table sets forth as of August 13, 1998 the name of and the number of shares of Common Stock beneficially owned by the Selling Security Holder, the number of shares being offered hereby and the number and percentage of shares beneficially owned after the offering assuming the Selling Security

Holder offers and sells all 2,728,477 shares of Common Stock. Since the Selling Security Holder may elect not to sell some or all of its shares of Common Stock, no estimate can be made of the aggregate number of shares that are to be offered hereby or that will be owned by the Selling Security Holder upon completion of an offering to which this Prospectus relates.


                   Beneficial Ownership  Shares Being  Beneficial Ownership
Name                Prior to Offering     Offered(1)   After This Offering
----                -----------------     -------      -------------------

                         Number                          Number    Percent
                         ------                          ------    -------

RCG International
Investors, LDC          2,728,477         2,728,477        0          0
--------------------------------------------------------------------------------

(1) The number of shares set forth in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Security Holder. The actual number of shares of Common Stock issuable upon conversion of the Preferred Stock is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by the Company at this time, including, among other factors, the future market price of the Common Stock. The actual number of shares of Common Stock offered hereby, and included in the Registration Statement of which this Prospectus is a part, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Preferred Stock by reason of the floating rate conversion price mechanism or other adjustment mechanisms described therein, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act. Pursuant to the terms of the Preferred Stock, if the Preferred Stock had been actually converted on August 13, 1998, the conversion price would have been $6.04 at which price the Preferred Stock would have been converted into approximately 1,364.238 shares of Common Stock. Pursuant to the terms of the Preferred Stock, the shares of Preferred Stock are convertible by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted shares of Preferred Stock) would not exceed 4.9% of the then outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of Common Stock set forth in the table for the Selling Security Holder exceeds the number of shares of Common Stock that this Selling Security Holder could own beneficially at any given time through their ownership of the Preferred Stock. In that regard, beneficial ownership of this Selling Security Holder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.


                                 PLAN OF DISTRIBUTION

     Stock owned by the Selling Security Holder or their respective pledgees, donees, transferees or other successors in interest (collectively "Selling Security Holder") and included in this Prospectus may be offered and sold by the Selling Security Holder at any time while the Registration Statement, of which this Prospectus is a part, is effective. The Selling Security Holder has informed the Company that these shares may be offered for sale from time to time by the Selling Security Holder or may be retained. The shares of Common Stock may be sold from time to time to purchasers directly by the Selling Security Holder. The Selling Security Holder may from time to time elect to sell shares on The Nasdaq Stock Market, in other market transactions, or in negotiated transactions, at prices and on terms related to the then-current market price or otherwise. Such shares may be offered or sold without the participation of underwriters, brokers or dealers. The Selling Security Holder may from time to time offer shares of the Common Stock through underwriters, brokers or agents, who may receive underwriting discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom they may act as agent. Such offers or sales may be made by a block trade in which a broker or dealer, engaged for the purpose, will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; by purchases by a broker or dealer as principal and resale by such broker or dealer for its own account; by ordinary brokerage transactions or transactions in which the broker solicits purchasers; or otherwise. In effecting sales, brokers or dealers engaged by the Selling Security Holder may arrange for other brokers or dealers to participate. Pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), Common Stock may be sold under Rule 144 rather than pursuant to a registration statement under the Securities Act. The Selling Security Holder and any underwriters, brokers or dealers that participate in the distribution of Common Stock may be deemed to be "underwrit-ers', as defined in the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, brokers or dealers might be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time the Selling Security Holder makes a particular offer of Common Stock, to the extent required, the Selling Security Holder will provide the Company with information sufficient to prepare a Prospectus Supplement, if necessary, which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any underwriters, brokers or dealers, any discounts, commissions and other items constituting compensation from the Selling Security Holder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

                             DESCRIPTION OF CAPITAL STOCK

     As of the date of this Prospectus, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.10 per share.

Common Stock

     As of June 30, 1998 there were 20,320,573 shares of Common Stock outstanding. Holders of the Common Stock are entitled to receive, pro rata, such dividends as may from time to time be declared by the Board of Directors out of assets legally available therefor, subject to the dividend rights of the Preferred Stock and any contractual restrictions that may be agreed to by the Company. The Company may also make other distributions on the Common Stock or repurchase shares of the Common Stock to the extent permitted by law, subject to similar limitations. The Company has never paid any cash dividends on the Common Stock, and does not expect to pay any cash dividends on the Common Stock in the foreseeable future. In the event of the liquidation or dissolution of the Company, holders of the Common Stock are entitled to receive, pro rata, all assets remaining after payment in full of creditors and after the preferential rights, if any, of the holders of the Preferred Stock. Holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote of the stockholders, including the election of directors. Cumulative voting for election of directors is not permitted. The holders of the Common Stock do not have preemptive rights, and the Common Stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

     As of the date of this Prospectus, 8,240 shares of Preferred Stock were outstanding. The Company's Board of Directors is authorized to issue Preferred Stock in one or more series. Within the limitations of Delaware law and the

Company's Restated Certificate of Incorporation, the Board of Directors may fix the rights, preferences, limitations and terms of each series of Preferred Stock, including, under current Delaware law, the designation and number of shares in a series, dividend rights, liquidation rights, redemption provisions, sinking fund provisions, conversion rights and voting rights (including the number of voters per share and whether voting as a class or series is required). The issuance of any series of Preferred Stock with voting rights or with the right to convert to voting stock may affect the voting rights of the holders of the Common Stock by an increase in outstanding voting stock or by creating stock which votes as a class or series on the election of Directors or other matters. Holders of the Preferred Stock are in any event entitled by law to vote as a class on certain amendments to the Restated Certificate of Incorporation which affect their stock. The issuance of any series of Preferred Stock may also affect the payment of dividends to holders of Common Stock, consistent with Preferred Stock dividend rights which may attach to the issuance of one or more series of Preferred Stock.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is Continental Stock Transfer & Trust Company, New York, NY 10004.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's quarterly report on Form 10-Q for the quarters ended March 31 and June 30, 1998 filed pursuant to Section 13 of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Prospectus or a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document (including this Prospectus or any other document that is or is deemed to be incorporated by reference in this Prospectus) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any information that has been incorporated by reference in this Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference). Requests for such information should be directed to the Secretary of the Company at the Company's principal executive offices, 553 Old Corvallis Road, Hamilton, MT 59840, telephone number (406) 363-6214.

                                       EXPERTS

     The financial statements of Ribi ImmunoChem Research, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  TABLE OF CONTENTS

                                                      Page
                                                      ----
                  Available Information . . . . . .     1
                  The Company's Business. . . . . .     1
                  Risk Factors. . . . . . . . . . .     2
                  Use of Proceeds . . . . . . . . .     9
                  Selling Security Holder . . . . .     9
                  Plan of Distribution. . . . . . .    10
                  Description of Capital Stock. . .    11
                  Incorporation of Certain
                   Information by Reference . . . .    12
                  Experts . . . . . . . . . . . . .    12

                                   ---------------
                            Ribi ImmunoChem Research, Inc.

                                   2,728,477 Shares
                                          of
                                     Common Stock
                                   ---------------

                                      PROSPECTUS

                                   ---------------

                                   August 13, 1998

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following statement sets forth estimated expenses of the sale and distribution of the securities being registered, other than underwriting fees and expenses. All of the amounts shown are estimates except the SEC registration fee and the NASDAQ listing fee:

     SEC Registration Fee . . . . . . . . . . . . . . $ 3,219.60
     NASDAQ Listing Fee . . . . . . . . . . . . . . .  17,500.00
     Blue Sky Fees and Expenses . . . . . . . . . . .       -
     Accounting Fees and Expenses . . . . . . . . . .   2,000.00
     Legal Fees and Expenses  . . . . . . . . . . . .   5,000.00
                                                       ---------
     Miscellaneous Expenses . . . . . . . . . . . . .   2,000.00
                                                       ---------
           Total  . . . . . . . . . . . . . . . . . . $29,719.60
                                                       =========

Item 15. Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the extent permitted by the Delaware General Corporation Law, and the Company's Amended Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by law. Section 145 of the Delaware General Corporation Law provides, in part, that a corporation has the power to indemnify its current and former directors and officers against liability resulting from and expenses actually and reasonably incurred by them in connection with any actual or threatened legal action in which they are made parties by reason of being or having been directors or officers of the corporation if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. However, as to any legal actions brought by or in the right of a corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which the director or officer has been adjusted to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. These provisions may be sufficiently broad to indemnify the directors and officers of the Company for liabilities arising under the Securities Act of 1933, as amended (the "Act").

     Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the Company pursuant to the provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 filed with the Commission on June 22, 1992, Registration No. 33-48713)

4.2    Amended Bylaws of the Registrant (Incorporated by reference to Exhibit
       3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 0-11094)

5.1    Opinion of Ronald H. Kullick, counsel for the Company

23.1   Consent of KPMG Peat Marwick LLP

23.2   Consent of Ronald H. Kullick, counsel for the Company (included in
       Exhibit 5.1)

24.1 Powers of Attorney (included as part of the Registration Statement signature page)

Item 17. Undertakings

     (a) The Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a posteffective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act if 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The Company hereby further undertakes that:

          (1) For purposes of determine any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Montana, on the 13th day of August, 1998.

                              RIBI IMMUNOCHEM RESEARCH, INC.



                              By: /s/ Robert E. Ivy
                                 ---------------------------
                                 Robert E. Ivy
                                 Chief Executive officer,
                                 President and Chairman



                                                                    Exhibit 24.1

                                  POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Ivy and Ronald H. Kullick, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates included:

     Signature                     Title                      Date
     ---------                     -----                      ----

 /s/ Robert E. Ivy           President, Chief Executive     August 13, 1998
---------------------------                                ----------------
     Robert E. Ivy               Officer and Chairman
                            (Principal Executive Officer)

 /s/ Vern D. Child           Vice President - Finance       August 13, 1998
---------------------------                                ----------------
     Vern D. Child               and Treasurer
                            (Principal Financial and
                               Accounting Officer)

 /s/ John L. Cantrell        Director                       August 13, 1998
---------------------------                                ----------------
     John L. Cantrell

 /s/ Philipp Gerhardt        Director                       August 13, 1998
---------------------------                                ----------------
     Philipp Gerhardt

 /s/ Paul Goddard            Director                       August 13, 1998
---------------------------                                ----------------
     Paul Goddard

 /s/ Mark I. Greene          Director                       August 13, 1998
---------------------------                                ----------------
     Mark I. Greene

 /s/ Thomas N. McGowen, Jr.  Director                       August 13, 1998
---------------------------                                ----------------
     Thomas N. McGowen, Jr.

 /s/ Frederick B. Tossberg   Director                       August 13, 1998
---------------------------                                ----------------
     Frederick B. Tossberg

                                    EXHIBIT INDEX



Exhibit
Number       Description                                               Page No.
------       -----------                                               -------

 4.1      Restated Certificate of Incorporation of the Company
          (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3 filed with the Commission on June 22, 1992, Registration
          No. 33-48713)

 4.2 Amended Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Company's Annual
          Report on Form 10-K for the fiscal year ended
          December 31, 1988, File No. 0-11094)

 5.1      Opinion of Ronald H. Kullick, Counsel for the Company       20

23.1      Consent of KPMG Peat Marwick LLP                            21

23.2      Consent of Ronald H. Kullick, Counsel for the Company       20
          (included in Exhibit 5.1)

24.1      Powers of Attorney (included as part of the Registration    17
          Statement signature page)


                                                           Exhibits 5.1 and 23.2

[LOGO]
Ribi ImmunoChem Research, Inc.
553 Old Corvallis Road
Hamilton, MT 59840



                                            August 13, 1998



Board of Directors
Ribi ImmunoChem Research, Inc.
553 Old Corvallis Rd.
Hamilton, MT 59840

Gentlemen:

I am legal counsel to Ribi ImmunoChem Research, Inc. a Delaware corporation (the "Company") in connection with the proposed registration of 2,728,477 shares of the Company's $.001 par value Common Stock ("Common Stock") to be issued upon conversion of 8,240 shares of Convertible Preferred Stock purchased by a certain holder named in the Company's Registration Statement on Form S-3 pursuant to an agreement between the Company and said certain holder and which Common Stock is to be offered and sold by said holder.

I have examined and am familiar with the Company's Reseated Articles of Incorporation, its Bylaws, as amended and such corporate and other records, certificates and documents as I have considered necessary or appropriate for purposes of this opinion. I am also familiar with the proceedings taken by the Board of Directors of the Company to authorize the Company to issue said Convertible Preferred Stock pursuant to the agreement with the holder and to issue the shares of Common Stock upon conversion of said Convertible Preferred Stock.

Based upon the foregoing, I am of the opinion that the 2,728,477 shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock in accordance with the terms of the agreement between the Company and the holder, have been duly authorized and when issued, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement.

                                          Very truly yours,

                                          /s/ Ronald H. Kullick

                                          Ronald H. Kullick
                                          Vice President - Legal Counsel
                                          and Secretary

RHK:kp

                                                                    Exhibit 23.1

[LOGO]
KPMG Peat Marwick LLP
1000 First Interstate Center
401 N. 31st Street
P.O. Box 7108
Billings, MT 59103



                           Independent Accountants' Consent



The Board of Directors
Ribi ImmunoChem Research, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG Peat Marwick LLP

Billings, Montana
August 12, 1998